STATE STREET INSTITUTIONAL INVESTMENT TRUST

Amended and Restated

Multiple Class Expense Allocation Plan

Pursuant to Rule 18f-3

I.	INTRODUCTION

This Multiple Class Expense Allocation Plan (the “Plan”) has been adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the “1940 Act”). This Plan is intended to conform to Rule 18f-3 of the 1940 Act and any inconsistencies shall be read to conform with such Rule.

The Plan relates to shares of the series of State Street Institutional Investment Trust (the “Trust”), a Massachusetts business trust, listed on Schedule A hereto, as amended from time to time (each such series, a “Fund” and such series collectively, the “Funds”). Shares representing interests in each Fund may be issued in two or more separate classes (each, a “Class” and collectively, the “Classes”), each of which represents a pro rata interest in the same portfolio of investments of the Fund.

II.	DISTRIBUTION AND SERVICING ARRANGEMENTS

Each Class of shares is offered for purchase by investors with the fee structure described below. Pursuant to Rule 12b-1 under the 1940 Act, the Trust has adopted a separate Plan of Distribution (each, a “12b-1 Plan”) for each Class of shares of a Fund. The shares of each such Class may be subject to different distribution and/or shareholder servicing fees (“12b-1 fees”) in accordance with the terms of each such 12b-1 Plan.

1.

Money Market Funds Only. The money market funds in the Trust (the “Money Funds”) are offered in the share Classes listed on Schedule A (each a “Money Class”). Each Money Class is offered without imposition of a front-end sales load (“FESL”) or contingent deferred sales load (“CDSL”). Of the Money Classes, only Investment Class and Administration Class shares are subject to distribution and/or shareholder servicing fees and expenses payable under a 12b-1 Plan. Of the Money Classes, Investment Class, Service Class shares are subject to service fees and expenses payable under a Shareholder Servicing Plan and Advantage Class are subject to service fees and expenses payable under a Shareholder Service and Administration Plan. In addition to any amounts payable under a 12b-1 Plan, Shareholder Servicing Plan or Shareholder Service and Administration Plan, each Money Class is subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board of Trustees of the Trust (the “Board”). Shares of each Money Class are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus and Statement of Additional Information (together, the “Prospectus”) for such Money Class shares.

2.

State Street Equity 500 Index Fund Only. The Administrative Shares, Service Shares, and Class R Shares of State Street Equity 500 Index Fund (each an “Equity 500 Class”) are offered without imposition of a FESL or CDSL. Each Equity 500 Class is subject to distribution and/or shareholder servicing fees and expenses payable under the Trust’s 12b-1 Plan for such Equity 500 Class. In addition to any amounts payable under such 12b-1 Plan, each Equity 500 Class is subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board. Shares of each Equity 500 Class are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus for such Equity 500 Class shares.

3.

Class A Shares. Class A shares are offered at a public offering price that is equal to their net asset value (“NAV”) plus an FESL that is a percentage of the public offering price as disclosed in the applicable Class A Prospectus. The FESL on Class A shares is subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act and as described in the Class A Prospectus as from time to time in effect. Purchases of Class A shares may be subject to a CDSL that is a percentage of the purchase price or the NAV of the shares redeemed as disclosed in the applicable Class A Prospectus. The CDSL on Class A shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Class A Prospectus as from time to time in effect. Class A shares are subject to distribution and/or shareholder servicing fees and expenses payable under the Trust’s 12b-1 Plan for Class A shares. In addition to any amounts payable under such 12b-1 Plan, Class A shares are subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board. Class A shares are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus for such Class A shares.

4.

Class I Shares. Class I shares are offered without imposition of a FESL or CDSL. Class I shares are not subject to distribution fees or expenses payable under a 12b-1 plan. Class I shares are subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board. Class I shares are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus for such Class I shares.

5.

Class K Shares. Class K shares are offered without imposition of a FESL or CDSL. Class K shares are not subject to distribution fees or expenses payable under a 12b-1 plan. Class K shares are subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board. Class K shares are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus for such Class K shares.

6.

Class R3 Shares. Class R3 shares are offered without imposition of a FESL, or CDSL, Class R3 shares are subject to distribution fees and expenses payable under a 12b-1 plan, Class R3 shares are subject to any shareholder servicing, sub-transfer agency, recordkeeping or similar fees or expenses in amounts calculated in a manner approved from time to time by the Board. Class R3 shares are offered for sale only to investors meeting the eligibility requirements disclosed in the current Prospectus for such Class R3 shares.

7.	Additional Classes of Shares. The Board of Trustees has the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 of the 1940 Act.

III.	EXPENSE ALLOCATIONS

1.

Class Expenses. Expenses relating to different arrangements for distribution and shareholder servicing of Shares shall be allocated to and paid by the applicable Class. Each Money Class bears the administration fees applicable to that share Class at the rates approved by the Board and described in the applicable Prospectus from time to time. A Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if (i) such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes and (ii) the Board has approved such allocation.

2.

Other Allocations. All expenses of a Fund not allocated to a particular Class pursuant to Sections III.1. of this Plan shall be allocated to each Class on the basis of the net assets of each Fund represented by shares of that Class in relation to the net assets of the Fund. Notwithstanding the foregoing, the principal underwriter, adviser, or other provider of services to a Fund may waive or reimburse the expenses of a specific Class or Classes of the Fund to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board shall monitor the use of such waivers or expense reimbursements intended to differ by Class.

IV.	EXCHANGE PRIVILEGES, CONVERSION FEATURES AND REDEMPTION FEES

1.

Exchange Privileges. Shareholders of a Fund may, to the extent provided from time to time in the Trust’s registration statement under the Securities Act of 1933, as amended, (the “1933 Act”), exchange shares of a particular Class of a Fund for (i) shares of the same Class in another Fund or (ii) shares of a different Class of the same or different Fund, each at the relative net asset values of the respective shares to be exchanged and with no FESL or CDSL, provided further, that the shares to be acquired in the exchange are, as may be necessary, registered under the 1933 Act, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any, as to minimum amount.

2.

Conversion Features. To the extent provided from time to time in the Trust’s registration statement under the 1933 Act, shares of a Class of a Fund may contain a conversion feature whereby they may automatically convert into shares of a different Class after a prescribed period following the purchase of the convertible shares. Shares acquired through the reinvestment of dividends and other distributions paid with respect to convertible shares also shall be subject to such conversion feature. The Trust reserves the right to convert shares held in a shareholder’s account to a different Class of shares of the same Fund to the extent the holder no longer satisfies the eligibility requirements for the share Class currently held, as described in the Fund’s Prospectus as from time to time in effect. A conversion from one share Class to another will not be effected without prior notice by the Trust. All conversions shall be on the basis of the relative net asset values of the two Classes of shares, without the imposition of any FESL, CDSL, fee or other charge.

3.

Redemption Fees. Each Fund may impose a redemption fee (“Redemption Fee”) on redemptions and/or exchanges of the Fund’s shares. The Redemption Fee may be charged in an amount of up to 2% of the net asset value of the shares redeemed or exchanged, or such greater amount as may be permitted by applicable law. The Redemption Fee may be imposed on only certain types of redemptions and exchanges, such as redemptions and exchanges occurring within a certain time period of the acquisition of the relevant shares. The Trust is not required to impose the Redemption Fee on all Funds, nor must it impose the Redemption Fee on all share Classes of any particular Fund. Similarly, the Redemption Fee rate may differ from Fund to Fund and, within a Fund, from share Class to share Class.

V.	CONFLICTS OF INTEREST

The Board will monitor the operation of the Plan on an ongoing basis for the existence of any material conflicts among the interests of the holders of the various Classes and will take any action reasonably necessary to eliminate any such conflicts that may develop.

VI.	BOARD REVIEW

1.

Initial Review. This Plan has been approved by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of any Fund. With respect to each Fund, the Trustees have found that this Plan, including the expense allocation provisions thereof, is in the best interests of each Class individually and the Fund as a whole. The Trustees have made this determination after requesting and reviewing such information as they deemed reasonably necessary to evaluate this Plan.

2.

Periodic Review. The Board shall review this Plan as frequently as deemed necessary. Prior to any material amendment to this Plan with respect to a Fund, the Board, including a majority of the Trustees that are not interested persons of any Fund, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund expenses), is in the best interest of each Class individually and the Fund as a whole. In considering whether to approve any proposed amendment to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment to the Plan. Such information shall address, among other issues, whether the proposed amendment will result in a cross-subsidization of one Class by another Class.

SCHEDULE A

Dated as of November 13, 2024

STATE STREET INSTITUTIONAL INVESTMENT TRUST

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Money Funds	Money Classes
State Street Institutional Liquid Reserves Fund

Service Class

Investment Class

Premier Class

Institutional Class

Investor Class

Administration Class

Trust Class

Bancroft Capital Class

Blaylock Van Class

Cabrera Capital Markets Class

Opportunity Class

State Street Institutional Treasury Money Market Fund	Select Class Investment Class Premier Class Institutional Class Investor Class Administration Class Bancroft Capital Class Blaylock Van Class Cabrera Capital Markets Class Opportunity Class

State Street Institutional Treasury Plus Money Market Fund

Select Class

Investment Class

Premier Class

Institutional Class

Investor Class

Administration Class

Trust Class

Bancroft Capital Class

Blaylock Van Class

Cabrera Capital Markets Class

Opportunity Class

Money Funds	Money Classes

State Street Institutional U.S. Government Money Market Fund	Select Class Investment Class Premier Class Institutional Class Investor Class Administration Class Class G Bancroft Capital Class Blaylock Van Class Cabrera Capital Markets Class Opportunity Class

State Street Federal Government Money Market Fund	Advantage Class

State Street Federal Treasury Plus Money Market Fund	Advantage Class

State Street Federal Treasury Money Market Fund	Advantage Class

Non-Money Fund	Non-Money Classes

State Street Aggregate Bond Index Fund	Class A Class I Class K

State Street Emerging Markets Equity Index Fund	Class A Class I Class K

State Street Equity 500 Index Fund	Administrative Shares Service Shares Class R Shares Class A Class I Class K

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex U.S. Index Fund)	Class A Class I Class K

State Street Hedged International Developed Equity Index Fund	Class A Class I Class K

State Street International Developed Equity Index Fund	Class A Class I Class K

State Street Small/Mid Cap Equity Index Fund	Class A Class I Class K

Money Funds	Money Classes

State Street Target Retirement 2020 Fund	Class I Class K Class R3

State Street Target Retirement 2025 Fund	Class I Class K Class R3

State Street Target Retirement 2030 Fund	Class I Class K Class R3

State Street Target Retirement 2035 Fund	Class I Class K Class R3

State Street Target Retirement 2040 Fund	Class I Class K Class R3

State Street Target Retirement 2045 Fund	Class I Class K Class R3

State Street Target Retirement 2050 Fund	Class I Class K Class R3

State Street Target Retirement 2055 Fund	Class I Class K Class R3

State Street Target Retirement 2060 Fund	Class I Class K Class R3

State Street Target Retirement 2065 Fund	Class I Class K Class R3

State Street Target Retirement Fund	Class I Class K Class R3

State Street Target Retirement 2070 Fund	Class I Class K Class R3

State Street Balanced Index Fund	Class K